Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 17, 2009 appearing on the annual report Form 11-K of Kelly Retirement Plus for the years ended December 31, 2008 and 2007.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 19, 2009